MEMORANDUM OF UNDERSTANDING


To:     Smart Cards Integrators, Inc.

From:   Rapidtron, Inc.

Date:   July 19, 2004

cc:     Raymond A. Lee
        Mark  Jacobs

Re:     Rapidtron Acquisition of Assets of Smart Card Integrators, Inc.

================================================================================

     This  Memorandum  of  Understanding  (this  "MOU") sets forth the terms and
                                                  ---
conditions of the acquisition by Rapidtron, Inc., a Nevada corporation ("RAPIDTRON") of all or substantially all of the equity stock of Smart Card
  ---------
Integrators,  Inc.,  a California corporation (the "SCI") issued and outstanding
                                                    ---
as  of  the date of this MOU (the "SCI STOCK") from the holders of the SCI Stock
                                   ---------
(the  "SELLERS"),  and SCI's and Rapidtron's agreement regarding Rapidtron's due
       -------
diligence investigation of the Business (as defined below).

                               I.     THE BUSINESS

     Rapidtron and SCI acknowledge that the parties intend to minimize the tax obligations of SCI and the owners of the SCI Stock and to minimize any registration requirements under the Securities Act of 1933 in connection with the offer and sale of common stock of Rapidtron as consideration for the SCI Stock. The structure of the acquisition of the Business set forth in this MOU is based upon the following assumptions: (1) The exchange of SCI Stock for "Preferred Stock" (defined below) qualifies as a tax-free reorganization under
Section 368 of the Internal Revenue Code, (2) none of the holders of SCI Stock will be entitled to dissenter's rights as a result of the transaction, and (3) the offer and sale of the Preferred Stock and Warrants (defined below) qualifies under an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506 promulgated thereunder, and any applicable state law. If any of these assumptions is inaccurate, then SCI and Rapidtron shall in good faith mutually agree to modify the terms as may be necessary to achieve the foregoing goals. The parties intend to close the transactions contemplated herein on or before November 30, 2004 (the "Closing Date") If any Rapidtron underwriter or placement agent requires additional time, the Closing Date may be extended by Rapidtron for up to sixty days.

     Rapidtron and SCI further acknowledge that the on-going business operations of SCI involve the design, development, and marketing of smart card technology, products, systems and related integration services (collectively, the "BUSINESS"). Upon execution hereof until the Closing Date or earlier termination
 --------
of this MOU, none of the SCI Stock presently owned by any officer or director of SCI shall be sold, pledged, encumbered, transferred, or disposed of in any way, whether voluntarily, involuntarily, or by operation of law, without the prior written consent of Rapidtron, and SCI shall not issue any common stock or other equity securities, or any derivatives thereof, or any right to acquire any such securities, without the prior written consent of Rapidtron.

                       II.     DUE DILIGENCE INVESTIGATION

     1.     License.  Upon  SCI  countersigning  this  MOU  and delivering it to
            -------
Rapidtron  (the  "EFFECTIVE  DATE"), SCI grants a license (the "SCI LICENSE") to
                  ---------------                               -----------
Rapidtron and Rapidtron's employees, agents, contractors, lawyers and other representatives (a) to examine the books and records of SCI and its subsidiaries, and (b) to enter upon and inspect physically the various locations at which SCI and its subsidiaries conduct their business, including environmental investigations of all of the real property, all during reasonable times. Upon the Effective Date, Rapidtron grants a license (the "RPDT LICENSE") to SCI and SCI's employees,
                                      ------------
agents, contractors, lawyers and other representatives and SCI's employees, agents, contractors, lawyers, and other representatives (a) to examine the books and records of Rapidtron and its subsidiaries , and (b) to enter upon and inspect physically the various locations at which Rapidtron and its subsidiaries conduct their business, including environmental investigations of all of the real property, all during reasonable times. The SCI License and RPDT License, together with all reports, audits and valuations obtained pursuant thereto, shall be subject to the existing confidentiality agreement between the parties. The term of the SCI License and the RPDT License shall be ninety (90) calendar days following the receipt of the Documents and Materials (defined below) (the
"DUE  DILIGENCE  PERIOD").  The  Due  Diligence Period may be extended by mutual
 ----------------------
agreement  of  the  parties.

     2.     Conduct  of  Investigation.  In  examining  such  books and records,
            --------------------------
entering upon and inspecting such locations and otherwise conducting the respective party's due diligence investigation of the Business and the Stock, Rapidtron and SCI agree not to unreasonably interfere with the other party's conduct of its business. Any and all costs of such due diligence investigation shall be borne and paid the party performing due diligence, and each party shall repair any damage to any property caused thereby.

     3.     Due  Diligence.
            --------------

          A. Within fifteen (15) business days following the Effective Date, each of Rapidtron (as to both Rapidtron and its subsidiaries) and SCI (as to
SCI) shall deliver to the other a complete copy of the following (collectively, the "DOCUMENTS AND MATERIALS"):
      -------------------------

     (i)    Articles of Incorporation and Bylaws;
     (ii)   Corporate minute book;
     (iii) "Material Contracts" (defined below), including a reasonably detailed description of any oral Material Contracts;
     (iv) Unaudited financial statements for the last three fiscal years plus any interim period; and
     (v) Any and all other internal reports, studies, analysis or other documents pertaining to the business of the respective Companies.

Rapidtron and SCI shall examine and review such Documents and Materials and otherwise investigate the condition of each of SCI, Rapidtron, and the Rapidtron subsidiaries, the stock and the business, to the extent deemed necessary and appropriate. As used herein, "MATERIAL CONTRACT" shall mean the burden and
                                  ------------------
benefit of and the right, title and interest of SCI and/or Rapidtron in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, any current proposals, offers and requests for proposals, either (a) between SCI and/or Rapidtron and any of its officers, directors or shareholders, or their affiliates, (b) between SCI and/or Rapidtron and any other party, including any Seller, or (c) to which SCI and/or Rapidtron or any of its subsidiaries is entitled and whereby SCI and/or Rapidtron or such subsidiary is or could be obligated to pay or entitled to receive the sum of $10,000 or more (in any form) including, without limitation, any partnership or joint venture agreement, options, warrants, pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, leases, confidentiality agreements, licenses, any agreements with employees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others, any agreement under which the consequences of default or termination could have a material adverse effect on the business or the stock of SCI and/or Rapidtron, or other agreements which cannot be terminated without liability on not more than one month's notice. For purposes of this subparagraph A., the term "Rapidtron" shall mean to include Rapidtron and each of its subsidiaries.

          B. Within five business days following the Effective Date, Rapidtron shall deliver to SCI a questionnaire for each Seller to complete and execute regarding such Seller's qualifications as an accredited or qualified investor (the "INVESTOR QUESTIONNAIRE"). Within ten (10) business days
                 -----------------------
following
receipt, SCI shall use its best efforts to cause each Seller to return to Rapidtron the completed and signed Investor Questionnaire.

     4.     Definitive  Agreement.  Promptly  following  the  Effective  Date,
            ---------------------
Rapidtron shall prepare, and Rapidtron and SCI, for and on behalf of Sellers, shall negotiate diligently and in good faith the terms and conditions of, a definitive written agreement for the purchase and sale of the SCI Stock (the "PURCHASE AGREEMENT"), based on the parties' understanding and intention as set
 -------------------
forth in this MOU. This MOU is binding upon Rapidtron and Sellers only to the extent of the provisions set forth in this Article II, does not constitute an offer to purchase or sell the Business or the SCI Stock, and sets forth only the parties' understanding and intention regarding the License and the potential purchase and sale of the Business and the Stock.

     5.     Dividends.  Upon  execution  hereof  until the Closing Date, neither
            ---------
Rapidtron nor SCI shall pay or declare any dividends, either in cash or in-kind.

     6.     Conduct  of Business.  Upon execution hereof until the Closing Date:
            --------------------
(a) SCI will manage, maintain and operate the Business in a manner not dissimilar to the manner in which it has historically operated the Business; (b) Rapidtron and its subsidiaries will manage, maintain and operate their businesses in a manner not dissimilar to the manner in which they have historically operated their businesses; and (c) neither SCI nor Rapidtron (including any subsidiary of Rapidtron) shall do either of the following without the prior written consent of the other party: (i) sell, lease, transfer, or assign any material assets, tangible or intangible, outside the ordinary course of business, or (ii) enter into or terminate any Material Contract with any shareholder and/or affiliate, including without limitation any employment contracts; provided, however, Rapidtron shall be permitted to raise additional capital through the sale of securities on terms Rapidtron deems appropriate in its sole and absolute discretion, to engage new professional service providers to comply with SEC rules, and to enter into other Material Contracts as may be advisable to complete its due diligence contemplated herein.

     7.     Attorneys'  Fees  and  Costs.  Sellers, SCI and Rapidtron shall each
            ----------------------------
bear their own attorneys fees and costs in connection with the proposed transaction, provided, however, that Rapidtron shall, at Rapidtron's sole cost and expense, pay for the cost and expense of the audit of SCI's financial statements and/or of a fairness opinion required to complete the transaction.

     8.     Exclusivity.  Upon  the  mutual  execution  of  this  MOU  until the
            -----------
Closing Date, SCI hereby grants to Rapidtron the exclusive right to investigate the proposed transactions contemplated herein, including without limitation the acquisition of SCI Stock by Rapidtron, the proposed merger and the acquisition of the Business by Rapidtron, and effective simultaneously therewith, Rapidtron hereby grants to SCI the exclusive right to investigate the proposed transactions contemplated herein.

                           III.     PURCHASE AND SALE

     1.     Purchase Price.  The purchase price for all of the SCI Stock will be
            --------------
5,000,000 shares of Series A Convertible Preferred Stock (the "PREFERRED STOCK")
                                                               ---------------
and warrants to purchase a total of 1,000,000 shares of common stock for a period of five years after closing at an exercise price of $1.25 per share (the "WARRANTS"), both to be payable at closing to the Sellers as determined by
 --------
Sellers. SCI shall use its best efforts to cause all of the shareholders of SCI to participate in the exchange. The Preferred Stock shall have the following rights and privileges:

          A.     Voting.  In  the  aggregate, the Preferred Stock (including any
                 ------
common shares derived from the conversion of any of such shares into common shares) shall be entitled to that number of votes which results in the Preferred Stock (including any common shares derived from the conversion of the preferred shares) maintaining the percentage in voting control of RPTD as set forth in Table "C, column X".

          B.     Dividend.  The  Preferred  Stock  shall,  in  the aggregate, be
                 --------
entitled to an annual dividend in the form of common shares. The amount of the dividend shall be equal to two and two-thirds percent (2.67%) of the total number of common shares then issued and outstanding.

          C.     Conversion.  The  Preferred  Stock  shall  be  convertible into
                 ----------
common shares by election of the holders at any time beginning 105 days following the fiscal year ending December 31, 2005 and ending three (3) years thereafter. Each share of common stock issued in connection with such conversion shall hereinafter be referred to as a "New Common Share". The aggregate number of Preferred shares shall be convertible into that number of New Common Shares that will, after conversion, when added to the common shares issued as dividends to the Preferred Stock shareholders, equal that percentage set forth in column "Y", below, of the sum of the New Common Shares, plus all other common shares then issued and outstanding. The applicable Gross Revenue amount shall be based upon the highest annual gross revenue of SCI or the SCI operations as disclosed on any audited financial statement of Rapidtron previously filed with the SEC.

                             TABLE "C"

          GROSS REVENUE                      X       Y
          =============                    ------  -----
          5 million or more               32.33%  35.00%
          4.5 million up to $5 million    31.33%  34.00%
          4.0 million up to $4.5 million  30.33%  33.00%
          3.5 million up to $4.0 million  29.34%  32.00%
          3.0 million up to $3.5 million  28.34%  31.00%
          Less than $3.0 million          27.34%  30.00%

     As an illustration, assume that there are now 20,000,000 common shares of RPTD outstanding and in December of 2004, RPTD sells 10,000,000 common shares for a purchase price of $1.00 per share, thereby increasing the total number of issued and outstanding common shares to 30,000,000. Assume that on May 1, 2005, the Preferred Stock shareholders exercise their right to convert their shares and that for the fiscal year ended December 31, 2004, SCI had gross revenue of $5,100,000. In that case, the Preferred Stock would be convertible into 16,153,846 shares of common stock (less the number of shares of common stock theretofore issued to the Preferred Stock shareholders as dividends). If, at any particular time, some but not all Preferred Stock shareholders shall elect to convert their shares, or any Preferred Stock shareholder shall elect to convert some but not all of his or her shares, the conversion rate formula described above shall be proportionately applied.

     All outstanding shares of Preferred Stock will be automatically converted 105 days following the fiscal year ending December 31, 2008.

     2.     Merger  &  Exchange  of  Stock.  Upon  closing, SCI shall either (a)
            ------------------------------
merge into a newly formed, subsidiary corporation of Rapidtron formed in the State of California and SCI shall survive the merger, or (b) become a subsidiary corporation of Rapidtron (either corporation, the "SURVIVING COMPANY"). Each
                                                      -----------------
share of SCI Stock participating in the exchange shall be exchanged for the number of shares of Preferred Stock determined by dividing the total number of shares of Preferred Stock by the total issued and outstanding shares of SCI Stock (whether or not held by an SCI shareholder participating in the exchange) (such quotient, the "EXCHANGE RATIO"). Upon closing, Rapidtron shall deliver to
                     --------------
each Seller participating in the exchange, stock certificates for their respective share of Preferred Stock. Any remaining shares of Preferred Stock shall be returned to treasury.

     3.     Employment.  Beginning  as  of  closing and for a period of not less
            ----------
than five (5) years thereafter, , Rapidtron shall offer to employ Francois A. Allal ("FAA") as President and a director of Rapidtron, and Ron Halvas ("RLH"),
         ---                                                              ---
as General Manager and Vice-Chairman of the Board of Directors of Rapidtron, and John Creel ("JC") as Chief Executive Officer and Chairman of the Board of
               --
Directors, each
with equivalent employment terms and conditions, except that the salary of FAA and RLH shall be $200,000 per year, and the salary of JC shall be $125,000, with JC eligible for the first $75,000 bonus paid to any one of the three officers, performance reviews semi-annually, and other terms and conditions equal to or greater than any other employee or director. If such offer is accepted, Ron and Francois shall also be engaged for the same five (5) year period as the president and chief operating officer, respectively, and as the sole directors, of SCI or its surviving entity. Notwithstanding the foregoing, Ron Halvas shall have the right to resign from any one or more of the foregoing positions at any time upon not less than thirty (30) days prior written notice to Rapidtron.

     4.     Directors.  The  board  of  directors will initially consist of five
            ---------
directors: FAA, RLH, JC, Steve Meineke, and one additional director either (a) appointed by any recent or prospective securities underwriter or placement agent which may so request and approved by the current directors or, if not, (b) chosen by the other four directors, each until the next annual meeting of the shareholders. [For purposes of the public offering we may need two independent directors, one of whom is a "financial expert" to be chairman of the audit committee].

     5.     Omitted

     6.     Conditions  Precedent.
            ---------------------

          6.1     Satisfactory  Due  Diligence.  Rapidtron's purchase of the SCI
                  ----------------------------
Stock shall be contingent upon (a) Rapidtron's satisfactory inspection of the Business; (b) availability of satisfactory financing, new capital, or combination of both for Rapidtron; (c) Sellers' tender of 100% of the total outstanding shares of common stock in SCI at the time of the closing. Rapidtron shall have the right to waive any one or more of the foregoing conditions in writing prior to closing. The obligation of the Sellers to consummate the sale of their shares as contemplated herein shall be subject to SCI's satisfactory approval of the books and records of Rapidtron and its subsidiaries during the Due Diligence Period.

          6.2     Investment  in  Rapidtron.  SCI's  obligation  to  close  the
                  -------------------------
Purchase Agreement will be contingent upon Rapidtron raising at least $10,000,000 of investment gross proceeds into Rapidtron at or before the Closing Date (the "INVESTMENT"). Immediately following Closing, $5,000,000 of such
             ----------
funding or fundings shall be contributed to SCI and used to pay liabilities of SCI as provided in the definitive agreement for covenants not to compete and similar obligations. The remaining proceeds will be divided between SCI and Rapidtron as follows: $2,000,000 for use by Rapidtron Delaware, $2,000,000 for use by SCI, and $1,000,000 for use by the parent company Rapidtron Nevada, as determined by the board of directors.

          6.3     Loan  to  SCI.  SCI's  obligation  to  enter into the Purchase
                  -------------
Agreement shall be contingent upon Rapidtron loaning to SCI $350,000 (the "LOAN") within thirty (30) days of execution of this MOU. The Loan shall be
 ----
evidenced by a promissory note and shall be due on or before November 30, 2004, or such later date that the purchase and sale contemplated herein shall be extended to close. Interest shall accrue at the applicable federal rate for mid-term loans effective as of the date of the Loan. Subject to Section 8 below, if SCI is not in default hereunder, and the closing fails to timely occur under the Purchase Agreement (with time of the essence) solely as a result of the failure of Rapidtron to perform, including the failure of Rapidtron to satisfy its due diligence or to raise sufficient capital pursuant to Section 6.2 above, then the Loan shall be forgiven as liquidated damages to SCI.

     7.     Assignment.  Neither  party  will  transfer  or  assign any interest
            ----------
under this MOU or the Purchase Agreement without the prior written consent of the other party. Subject to the limitations set forth in this Section 7, this MOU and the Purchase Agreement will inure to the benefit of, and be binding upon, the parties' successors and assigns.

     8.     Liquidated  Damages.  Rapidtron  and  Sellers  understand  that  the
            -------------------
damages resulting from Sellers' or Rapidtron's failure to close the purchase of the Business and Stock would be extremely difficult and impracticable to fix. If Sellers default with respect to the purchasing of the Business and Stock without fault of Rapidtron, then Rapidtron will be entitled to receive from SCI as liquidated damages, One Million Dollars ($1,000,000) plus repayment of the Loan. As used herein, Sellers' default shall mean any Seller's failure to perform at closing despite Rapidtron's willingness and ability to perform, including funding of the Loan within thirty (30) days of execution of this MOU and ability to obtain adequate financing pursuant to
Section 6.2 above as evidenced by an engagement letter with a securities underwriter or placement agent dated within ninety 90 days of execution of this MOU. If Rapidtron defaults with respect to the purchasing of the Business and Stock without fualt of SCI, then SCI will be entitled to receive from Rapidtron as liquidated damages, One Million Dollars ($1,000,000) less the balance of the Loan forgiven. As used herein, Rapidtron's default shall mean Rapidtron's failure to perform at closing despite Rapidtron's satisfaction of its contingencies and Sellers' willingness and ability to perform. If Rapidtron or Sellers fail to close the purchase of the Business or Stock because of any of the following reasons: (a) the parties reach an impasse on any material terms of the definitive agreement not otherwise provided herein, (b) as part of the Investment, Rapidtron is only able to raise at least $10,000,000 if it sells common stock at a price that is below the closing trading price on the Effective Date, or (c) immediately following closing, the officers, directors and affiliates of Rapidtron and SCI, collectively, would have beneficially owned less than a majority of the common stock of Rapidtron (on a fully diluted basis and assuming that the Sellers received 15,000,000 shares of common stock in lieu of the Preferred Stock), then neither party shall be in default on account of their failure to consummate the purchase and sale contemplated herein, and no party shall be entitled to liquidated damages provided, however that if (a) above, shall be asserted as the reason, the party so asserting (a) shall have acted reasonably and in good faith. In that event, SCI shall repay the Loan in accordance with its terms, and each party shall be responsible for its own costs and expenses, including attorney fees.

     9.     Brokers.  SCI  and Rapidtron each represent and warrant to the other
            -------
that such party has not engaged the services of any broker in connection with the transactions contemplated by this MOU. Each party will indemnify the other party from any claim for broker's fee, finding fee or commission made by any person or entity claiming through such party.

     10.     Notice.  Any  notice,  offer,  or  other  communication required or
             ------
desired to be given in writing to any party shall be deemed given to (or received by such party) (i) upon delivery, if personally delivered to that party, (ii) at the expiration of three (3) days from the date of deposit in the United States mails as registered or certified matter, postage prepaid, addressed to that party at the respective address set forth below or, if earlier, the date indicated in the return receipt as the date of (first attempted) delivery, or (iii) if sent by a nationally recognized courier service, such as Federal Express, on the date indicated in the courier's records as the date of (first attempted) delivery to the address of such party set forth on the signature page of this MOU. Notice may also be given by telecopy (facsimile) transmission to any party to the "telecopy" number of such party set forth on the signature page of this MOU. Any notice given by telecopy (facsimile) transmission shall be deemed delivered when received by the telecopier machine of the receiving party if received before 5:00 p.m. (Pacific
Time)  on  the  business  day  received, or if received after 5:00 p.m. (Pacific
Time) or on a day other than a business day (i.e., a Saturday, Sunday or legal holiday), then such notice shall be deemed delivered on the next following business day. The transmittal confirmation receipt produced by the telecopier machine of the sending party shall be prima facie evidence of such receipt. Any party may change its address or telecopier number for notice purposes by giving written notice to the other party.

     11.     General Provisions. Unless a Purchase Agreement is entered into, no
             ------------------
party  shall  have  any  liability  hereunder  whatsoever except as set forth in
Article II and Article III, Sections 6.3, 7, 8 and 9. This MOU is entered into and intended to be performed in the State of California, and this MOU and the Purchase Agreement will be governed by the laws of the State of California.

     If this MOU fully and accurately sets forth (a) the parties' agreement with respect to the parties due diligence investigation of each other, the Business and the SCI Stock and the other provisions of Article II hereof; and (b) the parties' understanding and intention regarding the terms and conditions for the Purchase

Agreement, then please countersign this MOU in the place indicated below and return the original by overnight mail to the address captioned above.

                                  Smart Cards Integrators, Inc.,
                                  a California corporation

                                  By:
                                     -------------------------------------
                                     Francois A. Allal, President

                                  By:
                                     -------------------------------------
                                     Ron Halvas

                                  Its:
                                      ------------------------------------

                                  Address for Notice:
                                  ------------------
                                  Smart Cards Integrators, Inc.
                                  1380  W.  Washington  Blvd.
                                  Los Angeles, CA 90007
                                  Telephone:  ____________________
                                  Facsimile:  ____________________

                                  Rapidtron, Inc.,
                                  a Nevada corporation

                                  By:
                                     -------------------------------------
                                     John Creel, President

                                  Address for Notice:
                                  ------------------
                                  Rapidtron, Inc.
                                  3151 Airway Avenue, Building Q
                                  Costa Mesa, Ca. 92626
                                  Telephone: (949) 798-0652
                                  Facsimile: (949) 474-4550


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